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Exhibit 10.7

TRADEMARK SECURITY AGREEMENT

        CHEROKEE INTERNATIONAL CORPORATION, a Delaware corporation and successor by merger to Cherokee International, LLC ("Grantor"), owns the Trademarks, Trademark registrations, and Trademark applications listed on Schedule 1 annexed hereto, and is a party to the Trademark Licenses listed on Schedule 1 annexed hereto; and

        Grantor has entered into an Indenture dated as of November 27, 2002 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Indenture") with U.S. Bank, N.A., as Trustee ("Trustee") for the the holders (the "Holders") of Grantor's 5 1/4% Senior Notes due 2008;

        Pursuant to the terms of a Security Agreement dated as of November 27, 2002 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Security Agreement"), between Grantor and Trustee (in such capacity, "Grantee"), Grantor has granted to Grantee, for the benefit of Trustee and the Holders, a security interest in substantially all the assets of Grantor including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Trademarks (as defined in the Security Agreement), Trademark registrations, Trademark applications and Trademark licenses, together with the goodwill of the business symbolized by Grantor's Trademarks, and all proceeds thereof, to secure the payment of all amounts owing by Grantor under the Indenture;

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to Grantee, for the benefit of Grantee and the Holders a continuing security interest in all of Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Trademark Collateral"), whether presently existing or hereafter created or acquired:

          (1)   each Trademark, Trademark registration and Trademark application, including, without limitation, the Trademarks, Trademark registrations (together with any reissues, continuations or extensions thereof) and Trademark applications referred to in Schedule 1 annexed hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark, Trademark registration and Trademark application;

          (2)   each Trademark license and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark license; and

          (3)   all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (a) infringement or dilution of any Trademark or Trademark registration including, without limitation, the Trademarks and Trademark registrations referred to in Schedule 1 annexed hereto, the Trademark registrations issued with respect to the Trademark applications referred in Schedule 1 and the Trademarks licensed under any Trademark license, or (b) injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark license.

This security interest is granted in conjunction with the security interests granted to Grantee pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Grantee with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

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        IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be duly executed by its duly authorized officer thereunto as of the 27th day of November, 2002.

CHEROKEE INTERNATIONAL CORPORATION, a Delaware corporation
By:	/s/ JEFFREY M. FRANK
Name:	Jeffrey M. Frank
Title:	President and Chief Executive Officer

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TRADEMARK SECURITY AGREEMENT